Exhibit 99.1
AVERY DENNISON REPORTS
FIRST QUARTER 2008 EARNINGS

•	Reported net income per share of $0.69 for the first quarter, compared to $0.80 per share last year
➢	Adjusted earnings per share of $0.80, compared to $0.82 in the prior year, excluding the impact of restructuring and asset impairment charges and transition costs related to the Paxar integration

➢	Adjusted earnings include benefit of reduction in range for the full year tax rate to 15% to 18%, with a disproportionate share of the benefit impacting the first quarter
•	Net sales increased approximately 18% to $1.65 billion
➢	Sales before the impact of the Paxar acquisition and foreign currency translation declined approximately 2%
•	On track to achieve approximately $120 million of annual cost synergies from Paxar integration by end of 2009
•	Acquired DM Label Group, an Asia-based manufacturer of interior labels for apparel
•	Reduced earnings outlook but reconfirmed free cash flow guidance for the year
          PASADENA, Calif. — April 22, 2008 — Avery Dennison Corporation (NYSE:AVY) today reported net income of $68.4 million or $0.69 per share for the first quarter, compared with $79.1 million or $0.80 per share in the prior year. Results included restructuring and asset impairment charges and transition costs associated with the integration of Paxar, totaling $0.11 and $0.02 in the first quarters of 2008 and 2007, respectively. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
          Net sales from continuing operations for the first quarter were $1.65 billion, up approximately 18 percent from $1.39 billion for the same quarter last year. Sales before the impact of the Paxar acquisition and foreign currency translation were down approximately 2 percent from the prior year.
          “Weak retail demand in the U.S. and raw material inflation impacted our sales and profits during the first quarter,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “While we are disappointed in these results, we stepped up our initiatives to navigate this difficult economic environment and position the Company for a rebound in the economy.”
          “Our disciplined approach includes clamping down on expenses, accelerating productivity initiatives and reducing capital spending as we intensify our focus on increasing cash flow,” he added. “The integration of Paxar into our Retail Information Services Group remains on track and is expected to drive annual cost synergies of roughly $120 million by the end of 2009.”
          “Meanwhile, we continue to invest in our long-term growth platforms, including RIS, RFID and our materials businesses in the emerging markets,” Scarborough said. “These investments included the acquisition of Asia-based DM Label Group, a manufacturer of interior labels for apparel, which enhances RIS’ product portfolio and strengthens our presence in Asia. We also added roll materials capacity in emerging markets, including China and India, where our pressure sensitive materials business continues to achieve double-digit growth. We will continue to actively pursue opportunities to strengthen our position in these businesses and markets in the future.”
Additional First Quarter Financial Highlights
(For a more detailed presentation of the Company’s results for the quarter, see First Quarter 2008 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
•	Operating margin (GAAP basis) was 3.7 percent, compared to 7.1 percent for the same period last year. Excluding interest expense, the effect of transition costs associated with the Paxar integration, and restructuring and asset impairment charges, operating margin was 6.3 percent, compared to 8.3 percent for the previous year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
•	The Company’s annual effective tax rate for 2008 is expected to be in the 15 percent to 18 percent range, with the ongoing annual tax rate expected to be in the 17 percent to 19 percent range for the foreseeable future, subject to significant volatility from quarter to quarter. The effective tax rate for the quarter was a negative 12.3 percent, primarily due to the recognition of a $21 million tax benefit, arising from an increased ability to realize deferred tax assets.
Segment Highlights
(See Attachment A-4: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $920 million, up 7 percent from the prior year. Organic sales growth for the segment was approximately 1 percent.

Segment operating margin (GAAP basis) was 7.6 percent, compared to 9.5 percent for the same period last year. Before restructuring and asset impairment charges, operating margin was 8.0 percent, compared to 9.7 percent for the same period last year.

•	Retail Information Services sales grew 138 percent to $372 million, though sales declined about 1 percent before the benefits from the Paxar acquisition and currency translation. The business continued to be impacted by the decline in orders for apparel shipped to North American retailers and brand owners, reflecting a weak domestic retail environment.

Segment operating margin (GAAP basis) was negative 1.2 percent, compared to 4.3 percent for the same period last year. Before transition costs and restructuring charges associated with the Paxar integration, operating margin was 1 percent, compared to 4.3 percent for the same period last year.

•	Office and Consumer Products sales declined 9 percent to $194 million. Organic sales decline for the segment was approximately 12 percent, due to customer inventory reductions and weak end user demand.

Segment operating margin (GAAP basis) was 11.1 percent, compared to 12.4 percent for the same period last year. Before restructuring charges, operating margin was 11.1 percent, compared to 12.6 percent for the same period last year.
Outlook for the Year
          Avery Dennison announced that it revised its expectations for reported (GAAP) earnings for 2008 to be in the range of $3.60 to $3.90 per share, including an estimated $0.40 per share in restructuring and asset impairment charges and acquisition integration costs. These charges and costs are subject to revision, as plans have not been finalized. Excluding these items, the Company now expects full year earnings per share for 2008 to be in the range of $4.00 to $4.30 per share. (See Attachment A-5: “Preliminary Reconciliation of GAAP to Non-GAAP Measures (Full Year 2008 Estimate)”.)
          The Company’s earnings expectations reflect an assumption of reported revenue growth in the range of 10 to 12 percent, including a 7 percent contribution from acquisitions and an estimated 5 percent benefit from currency translation. The Company reconfirmed its expectations for 2008 free cash flow to be in the range of $400 million to $450 million.
(For a more detailed presentation of the Company’s assumptions underlying its revised 2008 earnings expectations, see First Quarter 2008 Financial Review and

Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2007 sales of $6.3 billion. Avery Dennison employs more than 30,000 individuals in over 60 countries, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson-brand self-adhesive materials; Avery Dennison brand products for the retail and apparel industries; Avery-brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
#       #       #
          “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
          Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; credit risks; ability of the Company to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to this investigation or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
          The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases, without a significant loss of volume; (3) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar acquisition.

          For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 27, 2008, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the First Quarter conference call with analysts, visit the Avery Dennison
Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007
Net sales	$1,645.2	$1,389.9
Cost of products sold	1,221.2	1,025.6

Gross profit	424.0	364.3
Marketing, general & administrative expense	328.0	248.3
Interest expense	29.5	15.1
Other expense (1)	5.6	2.1

Income from operations before taxes	60.9	98.8
Taxes on income	(7.5)	19.7

Net income	$68.4	$79.1

Per share amounts:
Net income per common share, assuming dilution	$0.69	$0.80

Average common shares outstanding, assuming dilution	98.6	98.8

Common shares outstanding at period end	98.5	97.9

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1)	Other expense for the first quarter of 2008 includes $5.6 of restructuring costs and asset impairment charges.

Other expense for the first quarter of 2007 includes $2.1 of restructuring costs.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies the anticipated full-year GAAP tax rate to the non-GAAP adjustments to determine adjusted non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,645.2	$1,389.9
Income from operations before taxes	$60.9	$98.8

GAAP Operating Margin	3.7%	7.1%

Income from operations before taxes	$60.9	$98.8

Non-GAAP adjustments:
Restructuring costs	3.3	2.1
Asset impairment charges	2.3	—
Transition costs associated with acquisition integrations (1)	7.0	—
Interest expense	29.5	15.1

Adjusted non-GAAP operating income before taxes and interest expense	$103.0	$116.0

Adjusted Non-GAAP Operating Margin	6.3%	8.3%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$68.4	$79.1
Non-GAAP adjustments, net of taxes:
Restructuring costs	2.8	1.7
Asset impairment charges	1.9	—
Transition costs associated with acquisition integrations	5.8	—

Adjusted Non-GAAP Net Income	$78.9	$80.8

(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.69	$0.80
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.03	0.02
Asset impairment charges	0.02	—
Transition costs associated with acquisition integrations	0.06	—

Adjusted Non-GAAP income per common share, assuming dilution	$0.80	$0.82

Average common shares outstanding, assuming dilution	98.6	98.8

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1)	2008 QTD includes $7 of transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative expense.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	First Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008(1)	2007(2)	2008	2007
Pressure-sensitive Materials	$919.6	$860.0	$69.9	$81.9	7.6%	9.5%
Retail Information Services	372.0	156.5	(4.4)	6.8	(1.2%)	4.3%
Office and Consumer Products	194.4	214.4	21.5	26.5	11.1%	12.4%
Other specialty converting businesses	159.2	159.0	9.2	11.3	5.8%	7.1%
Corporate Expense	N/A	N/A	(5.8)	(12.6)	N/A	N/A
Interest Expense	N/A	N/A	(29.5)	(15.1)	N/A	N/A

TOTAL FROM OPERATIONS	$1,645.2	$1,389.9	$60.9	$98.8	3.7%	7.1%

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1) Operating income for the first quarter of 2008 includes $7 of transition costs associated with acquisition integrations and $5.6 of restructuring costs and asset impairment charges; of the total $12.6, the Pressure-sensitive Materials segment recorded $3.4, the Retail Information Services segment recorded $8.3, the Office and Consumer Products segment recorded $.1, the other specialty converting businesses recorded $.1 and Corporate recorded $.7.
(2) Operating income for the first quarter of 2007 includes restructuring costs of $2.1, of which the Pressure-sensitive Materials segment recorded $1.5 and the Office and Consumer Products segment recorded $.6.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$69.9	$81.9	7.6%	9.5%
Non-GAAP adjustments:
Restructuring costs	1.1	1.5	0.1%	0.2%
Asset impairment charges	2.3	—	0.3%	—

Adjusted non-GAAP operating income	$73.3	$83.4	8.0%	9.7%

Retail Information Services
Operating income, as reported	$(4.4)	$6.8	(1.2%)	4.3%
Non-GAAP adjustments:
Restructuring costs	1.3	—	0.3%	—
Transition costs associated with acquisition integrations	7.0	—	1.9%	—

Adjusted non-GAAP operating income	$3.9	$6.8	1.0%	4.3%

Office and Consumer Products
Operating income, as reported	$21.5	$26.5	11.1%	12.4%
Non-GAAP adjustments:
Restructuring costs	0.1	0.6	—	0.2%

Adjusted non-GAAP operating income	$21.6	$27.1	11.1%	12.6%

Other specialty converting businesses
Operating income, as reported	$9.2	$11.3	5.8%	7.1%
Non-GAAP adjustments:
Restructuring costs	0.1	—	—	—

Adjusted non-GAAP operating income	$9.3	$11.3	5.8%	7.1%

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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Full Year 2008 Estimates)

2008
Guidance
(revised)
Reconciliation of GAAP to Non-GAAP Earnings Per Share Guidance:

Reported (GAAP) Earnings Per Share	$3.60 - $3.90

Add Back:
Estimated Integration Transition Costs, Restructuring and Asset Impairment Charges (1)	~ $0.40

Adjusted (non-GAAP) Earnings Per Share	$4.00 to $4.30

(1)	Subject to revision as plans are finalized
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Mar. 29, 2008	Mar. 31, 2007

Current assets:
Cash and cash equivalents	$73.2	$57.9
Trade accounts receivable, net	1,116.9	912.0
Inventories, net	658.3	519.7
Other current assets	285.7	204.0

Total current assets	2,134.1	1,693.6
Property, plant and equipment, net	1,592.7	1,311.6
Other assets	2,678.0	1,341.3

	$6,404.8	$4,346.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$750.8	$620.1
Accounts payable	743.5	598.1
Other current liabilities	621.0	453.7

Total current liabilities	2,115.3	1,671.9
Long-term debt	1,545.1	501.6
Other long-term liabilities	632.8	437.0
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	745.5	857.1
Retained earnings	2,314.8	2,195.0
Accumulated other comprehensive income (loss)	168.8	(29.0)
Cost of unallocated ESOP shares	(3.8)	(5.7)
Employee stock benefit trusts	(379.6)	(551.6)
Treasury stock at cost	(858.2)	(853.9)

Total shareholders’ equity	2,111.6	1,736.0

	$6,404.8	$4,346.5

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Three Months Ended
	Mar. 29, 2008	Mar. 31, 2007

Operating Activities:
Net income	$68.4	$79.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50.2	38.5
Amortization	17.7	10.0
Deferred taxes	(21.5)	9.7
Asset impairment and net loss on sale and disposal of assets	9.5	2.3
Stock-based compensation	8.0	5.1
Other non-cash items, net	(2.3)	(2.5)

	130.0	142.2
Changes in assets and liabilities	(74.0)	(130.3)

Net cash provided by operating activities	56.0	11.9

Investing Activities:
Purchase of property, plant and equipment	(38.4)	(56.4)
Purchase of software and other deferred charges	(16.5)	(15.0)
Proceeds from sale of assets	3.2	1.7
Other	(2.7)	—

Net cash used in investing activities	(54.4)	(69.7)

Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(360.8)	139.1
Additional borrowings (maturities longer than 90 days)	400.1	—
Payments of debt (maturities longer than 90 days)	(0.1)	(0.1)
Dividends paid	(43.8)	(42.7)
Purchase of treasury stock	—	(58.4)
Proceeds from exercise of stock options, net	1.5	15.5
Other	2.3	3.9

Net cash (used in) provided by financing activities	(0.8)	57.3

Effect of foreign currency translation on cash balances	0.9	(0.1)

Increase (decrease) in cash and cash equivalents	1.7	(0.6)

Cash and cash equivalents, beginning of period	71.5	58.5

Cash and cash equivalents, end of period	$73.2	$57.9

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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